UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2011
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, Itron, Inc. (the Company) announced a global reorganization, effective immediately, in which the Company will be managed under two operating segments, Energy and Water. Philip Mezey, previously Senior Vice President and Chief Operating Officer, Itron North America, has been appointed President and Chief Operating Officer – Energy. Marcel Regnier, previously Senior Vice President and Chief Operating Officer, Itron International, has been appointed President and Chief Operating Officer - Water.

In connection with Mr. Mezey’s appointment to President and Chief Operating Officer – Energy, his base salary was increased from $437,350 to $500,000, effective April 1, 2011. There was no modification to Mr. Regnier’s base salary.

Information required by Item 401(b) and (e) of Regulation S-K are incorporated by reference from Itron’s December 31, 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 25, 2011. Information required by Item 401(d) and Item 404(a) of Regulation S-K and a brief description of material plans, contracts, or arrangements to which the above officers participate are incorporated by reference from Itron’s 2011 Proxy Statement filed with the SEC on March 15, 2011.

Item 8.01	Other Events.

The Company issued a press release announcing this reorganization, which is attached as Exhibit 99.1.

Management of the Company’s two new operating segments is effective immediately. Further changes to the organizational structure, operations, and financial and operational management systems will continue through the remainder of 2011. During 2011, financial reporting will be based on the previous geographic operating segments, Itron North America and Itron International, until new systems and processes are deployed. Financial reporting of the Energy and Water operating segments is expected in the first quarter of 2012.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit Number	Description

	99.1	Press Release dated March 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated:	March 15, 2011	By:	/s/ Steven M. Helmbrecht
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 14, 2011.